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                                                                    EXHIBIT 23.7


                   CONSENT OF SG COWEN SECURITIES CORPORATION


May 14, 2003


Board of Directors
Diacrin, Inc.
Building 96
13th Street
Charlestown Navy Yard
Charlestown, MA 02129

We hereby consent to the inclusion of our opinion, dated April 15, 2003, to the Board of Directors of Diacrin, Inc. (the "Company") attached as Appendix C to the Joint Proxy Statement/Prospectus (the "Prospectus") which is a part of a Registration Statement on Form S-4 (the "Registration Statement") and to the references to our firm in the Prospectus under the headings "Summary" and "The Merger--Background of the Merger," "--Diacrin's Reasons for the Merger; Recommendation of the Diacrin Board of Directors," and "--Opinion of Diacrin's Financial Advisor". In executing this consent, we do not admit or acknowledge that SG Cowen Securities Corporation or any of its affiliates comes within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


SG COWEN SECURITIES CORPORATION


By:   /s/  DECLAN P. QUIRKE
      -------------------------
      Declan P. Quirke
      Managing Director